     As filed with the Securities and Exchange Commission on April 8, 1997
                                                                No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                             --------------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                              PMC COMMERCIAL TRUST
             (Exact name of registrant as specified in its charter)

                         17290 Preston Road, 3rd Floor
                              Dallas, Texas  75252
                                 (972) 380-0044

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Texas                                          75-6446078
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                     Identification Number)

                               Lance B. Rosemore
                                   President
                              PMC Commercial Trust
                         17290 Preston Road, 3rd Floor
                              Dallas, Texas 75252
                                 (972) 380-0044
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             --------------------

                                   Copies to:
                             Kenneth L. Betts, Esq.
                        Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                1201 Elm Street
                            Dallas, Texas 75270-2199
                                 (214) 745-5400

                             --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

                             --------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                            Proposed            Proposed
       Title of Securities           Amount to be            Maximum             Maximum
        to be Registered              Registered         Aggregate Price        Aggregate            Amount of
                                                          Per Share(1)          Offering           Registration
                                                                                Price(1)              Fee(2)
----------------------------------------------------------------------------------------------------------------
 Common Shares, $.01 per value      800,000 shares           $17.25            $13,800,000            $4,182
================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share on the American Stock Exchange on April 2, 1997.

                              PMC COMMERCIAL TRUST

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                  800,000 COMMON SHARES OF BENEFICIAL INTEREST

         PMC Commercial Trust (the "Company") hereby introduces the Dividend Reinvestment and Share Purchase Plan (the "Plan") to provide owners of the Company's common shares of beneficial interest, par value of $0.01 per share (the "Shares"), with a convenient and economical way of investing cash distributions on the Shares and optional cash payments in additional Shares without payment of any brokerage commission or service charge. The Plan permits the purchase of Shares for the Plan in the open market as well as directly from the Company, at the discretion of the Company. The Plan is administered by American Stock Transfer & Trust Company (the "Plan Agent").

         Participants in the Plan may purchase additional Shares by (i) having the cash dividends on all, or part, of their Shares automatically reinvested,
(ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on Shares registered in their names and investing in the Plan by making cash payments of not less than $50 per payment or more than $10,000 per month ("optional cash payments"), or (iii) by investing both their cash dividends and such optional cash payments.

         Shareholders may begin participating in the Plan by completing an Authorization Card and returning it to the Plan Agent. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need not take any action and will continue to receive their cash dividends, if, as and when declared, as usual. It is suggested that this Prospectus be retained for future reference.

         The price per Share for the additional Shares purchased from the Company will be 98% of the average of the closing sales prices reported for the Shares on the national securities exchange on which the Shares are traded as reported in The Wall Street Journal for the five days on which trading of Shares takes place immediately prior to the applicable purchase date. The price per Share for additional Shares purchased in the open market for the Plan will be the average of the price paid by the Plan Agent for all such Shares purchased for the Plan on any purchase date.

                             --------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             --------------------

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
       ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION
                         TO THE CONTRARY IS UNLAWFUL.

                             --------------------

                  The date of this Prospectus is April 8, 1997

                             AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder with respect to the securities offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information and the Registration Statement and exhibits thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)     Annual Report on Form 10-K for the year ended
                 December 31, 1996; and

         (b) The description of the Shares contained in the Company's Registration Statement on Form 8-A (File No. 0-22148).

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in an accompanying prospectus supplement, if any, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Upon written or oral request of any person to whom a Prospectus is delivered, including any beneficial owner, the Company will provide, without charge, a copy of the documents which have been incorporated by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) in this Prospectus. Requests for such documents should be directed to Barry N. Berlin, Chief Financial Officer, PMC Commercial Trust, 17290 Preston Road, 3rd Floor, Dallas, Texas 75252, telephone number (972) 380-0044.


                           FORWARD-LOOKING STATEMENTS


         This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected, projected, estimated or budgeted. Such risks and uncertainties include, but are not limited to, the following: (i) heightened competition, including specifically the intensification of price competition, the entry of new competitors, (ii) adverse state and federal legislation and regulation, including increases in minimum capital and reserves, and other financial viability requirements, (iii) failure to locate new borrowers or retain existing borrowers, (iv) inability to carry out marketing and sales plans, (v) loss of key executives, (vi) changes in interest rates causing a reduction of investment income, (vii) general economic and business conditions which are less favorable than expected and
(viii) unanticipated changes in industry trends.

                                  THE COMPANY

GENERAL

         The Company, a real estate investment trust ("REIT") formed pursuant to the Texas Real Estate Investment Trust Act, as amended, is a commercial lender that originates loans to small business enterprises, which loans are primarily collateralized by first liens on real estate of the related business. The Company generates income from interest payments and other related fee income from its lending activities. The investments of the Company are managed pursuant to an investment management agreement with PMC Advisers, LTD ("PMC Advisers" or the "Investment Manager" formerly known as PMC Advisers, Inc.), an indirect wholly-owned subsidiary of PMC Capital, Inc. ("PMC Capital"). The Company is an affiliate of PMC Capital, which primarily engages in the business of originating loans to small businesses under loan guarantee and funding programs sponsored by the Small Business Administration (the "SBA").

         The Company's principal business objective is to maximize shareholders' returns by expanding its loan portfolio while adhering to its underwriting criteria. The Company currently has three principal strategies to achieve this objective. First, the Company expects to continue to benefit from the established customer base of PMC Capital due to the referral system available through PMC Advisers. Many of the Company's existing and potential borrowers have other projects that are currently financed by PMC Capital; however, PMC Capital's borrowers' financing needs have grown over time and now exceed the limitations set for SBA approved loan programs. In addition, borrowers who have financial strength and stability in excess of the SBA loan program criteria represent lending opportunities. Second, the Company is seeking to expand its relationship with national hotel and motel franchisors to secure a consistent flow of lending opportunities. Third, the Company expects to continue to able to obtain cost-effective financing to maximize its growth through structured financing arrangements and other funding sources.

LOAN ORIGINATIONS

         To date, a significant portion of the Company's loan portfolio consists of loans to small business owners in the lodging industry. The majority of the Company's loans in the lodging industry are to owner-operated facilities generally under national hotel or motel franchises. Management believes that borrowers in the hotel and motel franchise industry are underserved by traditional lending sources.

         The Company operates from the offices of the Investment Manager in Texas, Florida, Georgia and Arizona, and management anticipates the Company will conduct operations from any future office of the Investment Manager. The Investment Manager receives loan referrals from PMC Capital and solicits loan applications on behalf of the Company from borrowers, through personal contacts, attendance at trade shows, meetings and correspondence with local chambers of commerce, direct mailings, advertisements in trade publications and other marketing methods. The Company is not responsible for any compensation to PMC Capital for referrals. In addition, the Company has generated a significant percentage of loans through referrals from lawyers, accountants, real estate brokers, loan brokers and existing borrowers. In some instances the Company may make payments to non-affiliated individuals who assist in generating loan applications, although to date it has not done so, with such payments generally not expected to exceed 1% of the principal amount of the loan.

         The Investment Manager, PMC Capital and the Company have entered into a loan origination agreement (the "Loan Origination Agreement") designed to avoid conflicts of interest regarding the loan origination function. The Loan Origination Agreement generally requires that loans which meet the Company's underwriting criteria be funded by the Company, provided that funds are available. In such event, loans will not be made by PMC Capital other than:
(i) loans in an original principal amount not exceeding $1.1 million which qualify for the SBA Section 7(a) or small business investment company ("SBIC") loan programs utilized by its subsidiaries and (ii) bridge loans to be refinanced under SBA Section 7(a) upon approval of the SBA loan application. Generally, the Company originates loans to borrowers who exceed one or more of the limitations applicable to the SBA Section 7(a) and SBIC loan programs utilized by PMC Capital's subsidiaries. The Company will not originate loans in principal amounts less than $1.1 million which qualify for SBA Section 7(a) or SBIC loan programs unless PMC Capital is unable to originate such loans because of insufficient available funds.

         All prospective investments are considered by the Investment Manager for investment by the Company. In the event that the Company does not have funds available, lending opportunities presented to the Company may be originated by PMC Capital or its subsidiaries.

         Upon receipt of a completed loan application, the Investment Manager's credit department (which is also the credit department for PMC Capital) conducts (i) an analysis of the loan which may include either a third-party appraisal or valuation of the property collateralizing the loan to assure compliance with loan-to-value ratios, (ii) a site inspection generally by a member of senior management of the Investment Manager, (iii) a review of the borrower's business experience, and (iv) a credit history and an analysis of debt service coverage and debt-to-equity ratios.

         The Investment Manager's loan committee (which is also the loan committee of PMC Capital), which is comprised of members of the Company's senior management, makes a determination with respect to each loan application. The Investment Manager's loan committee generally meets on a daily basis and either approves the loan application as submitted, approves the loan application subject to additional conditions or rejects the loan application. After a loan is approved, the credit department will prepare and submit to the borrower a good faith estimate and cost sheet detailing the anticipated costs of the financing. The closing department reviews the loan file and assigns the loan to the Company's outside counsel, the fees of whom are paid by the borrower. Prior to authorizing disbursement for any funding of a loan, the closing department reviews the loan documentation obtained from the closing attorney.

         After a loan is closed, the Investment Manager's servicing department (which is also the servicing department of PMC Capital) is responsible on an ongoing basis for (i) obtaining all financial information required by the loan documents, (ii) verifying that adequate insurance remains in effect, (iii) continuing Uniform Commercial Code financing statements evidencing the loan, if required, (iv) collecting and applying loan payments, and (v) monitoring delinquent accounts.

UNDERWRITING CRITERIA

         The Company primarily originates loans to small businesses that (i) exceed the net worth, asset, income, number of employees or other limitations applicable to the SBA programs utilized by PMC Capital, (ii) require funds in excess of $1.1 million without regard to SBA eligibility requirements, or (iii) require funds which PMC Capital does not have available and which otherwise meet the Company's underwriting criteria. Such loans ("Primary Investments") are primarily collateralized by first liens on real estate of the related business, are personally guaranteed by the principals of the entities obligated on the loans and are subject to the Company's underwriting criteria.

         The underwriting criteria applied by the Company to evaluate prospective borrowers generally requires such borrowers to (i) provide first-lien real estate mortgages not exceeding 70% of the lesser of appraised value or cost, (ii) provide proven management capabilities, (iii) meet certain criteria with respect to historical or projected debt coverage, and (iv) have principals with satisfactory credit histories and provide personal guarantees, as applicable.

         Pursuant to management's investment policies, at least 75% of the Company's assets must be utilized to fund the Primary Investments. In addition, the Company may utilize a maximum of 25% of its assets to (i) purchase from certain governmental agencies and other sellers, loans on which payments are current at the time of the Company's commitment to purchase such loans and which meet the Company's underwriting criteria, (ii) invest in other commercial loans collateralized by real estate, and (iii) invest in real estate (collectively, the "Other Investments"), provided that such Other Investments do not affect the ability of the Company to maintain its qualification as a REIT for Federal income taxes purposes under the Internal Revenue Code of 1986, as amended (the "Code"). Management of the Company has broad discretion in evaluating and pursuing investment opportunities.

OTHER INVESTMENTS

         The Company has purchased from certain governmental agencies two loans secured by first liens on real estate at a discount. The Investment Manager has selected and evaluated such loans using substantially the same underwriting criteria applicable to originated loans. When purchasing loans, underwriting information received by the Investment Manager, such as loan applications, financial statements, property appraisals and other loan documentation that was developed by the original lending institution may be outdated. In such cases, the Investment Manager will seek to supplement this information with additional data such as credit reports on borrowers, geographical analysis, industry demographics, economic data and, in selected cases, current property appraisals or site visits. Prohibitions by sellers against contacting borrowers might limit the Investment Manager's ability to obtain accurate information about borrowers and the Investment Manager may have to rely on the original underwriting information with limited ability to verify the information. These loans are currently performing as agreed.

         While the Company has not done so to date, it may also finance real estate investors who are not operators of the properties financed. Such loans would be collateralized by a lien on the real estate acquired or other real estate owned by the borrower or its principals. The personal guaranty of one or more of the principals would typically be obtained. The loans would generally carry a fixed rate of interest and have maturities of five to 20 years from the date of origination. In some instances, there may be earlier maturity dates or dates on which the interest rate may be modified. Most loans would provide for scheduled monthly amortization and have a balloon payment requirement. In addition, the Company may also purchase real estate to hold in the Company's investment portfolio.

TAX STATUS

         The Company has elected to be taxed as a REIT under Section 856(c) of the Internal Revenue Code. As a REIT, the Company generally is not subject to Federal income tax (including any applicable alternative minimum tax) to the extent it distributes at least 95% of its REIT taxable income to shareholders. The Company may, however, be subject to certain Federal excise taxes and state and local taxes on its income and property. REITs are subject to a number of organizational and operational requirements under the Code.

         The Shares of the Company are listed on the American Stock Exchange under the symbol "PCC." On March 14, 1997, the Company declared a dividend of $.41 per Share for the first quarter of 1997 to all shareholders of record on March 31, 1997 to be paid on April 14, 1997. The Company intends to continue making regular quarterly distributions to its shareholders. Distributions depend upon a variety of factors, and there can be no assurance that distributions will be made.

         The Company's principal executive office is located at 17290 Preston Road, 3rd Floor, Dallas, Texas 75252 and its telephone number is (972) 380-0044.

                            DESCRIPTION OF THE PLAN

The following is a description of the provisions of the Plan in question and answer format:

     Company Contact:                     Plan Agent:
     ----------------                     -----------
     Jan F. Salit                         American Stock Transfer and Trust
     PMC Commercial Trust                 Company
     Dallas, TX 75252                     40 Wall Street
     17290 Preston Road                   New York, New York 10005



1.       WHAT IS THE PURPOSE OF THIS PLAN?

         The purpose of the Plan is to provide shareholders with a simple and convenient method of investing cash dividends and distributions and/or cash payments in additional common shares of beneficial interest, $.01 par value (the "Shares"), of the Company at a price equal to ninety-eight percent (98%) of the current market price. Participants in the Plan ("Participants") may have cash dividends and distributions automatically reinvested without charges for record-keeping, and may take advantage of the custodial and reporting services provided by American Stock Transfer and Trust Company (the "Plan Agent") at no additional cost.

2.       WHAT DOES THE PLAN AGENT DO?

         The Plan Agent administers the Plan for Participants, keeps records, sends account statements to Participants, and performs other duties relating to the Plan.

3.       HOW DOES A SHAREHOLDER ENROLL?

         You may join the Plan at any time by completing an Authorization Form and returning it to the Plan Agent. Authorization Forms will be furnished to you at any time upon request by contacting the Plan Agent at 1-800-278-4353.

4.       WHAT ARE THE INVESTMENT OPTIONS OFFERED UNDER THE PLAN?

         Participants may elect to (a) reinvest dividends and distributions on all Shares held; (b) reinvest dividends and distributions on a portion of the Shares held; and/or (c) invest by making optional payments at any time up to an aggregate of $10,000 per calendar month.

5. ARE SHAREHOLDERS ENROLLED IN THE PLAN REQUIRED TO SEND IN A NEW AUTHORIZATION FORM ANNUALLY?

         No. After properly completing and returning an Authorization Form to the Plan Agent, Participants are enrolled in the Plan without further action on their part, unless the Participant gives notice to the Plan Agent in writing that he or she wishes to terminate participation (see Questions 16 and 17 for information concerning termination of participation in the Plan). A Participant may also submit a new Authorization Form to change the portion of cash dividends that are to be issued in the form of Shares, provided that such an election must be submitted to the Plan Agent prior to a dividend record date in order to be effective for the corresponding dividend payment date.

6.       WHAT IF THE SHARES ARE HELD BY A BROKER, BANK OR NOMINEE?

         If your Shares are held on the books of the Plan Agent in the name of a broker, bank or other nominee (a "nominee"), and you wish to participate in the Plan, distributions will be reinvested automatically in additional Shares under the Plan but only to the extent that the nominee participates on your behalf. Many nominees do not provide that service and routinely request dividends and distributions to be paid in cash on all Shares registered in their names. Therefore, if your Shares are held for your account by a nominee, you must either make appropriate arrangements for your nominee to participate on your behalf by completing the Authorization Form referred to in Question 3, or you must become a shareholder of record by having a part or all of your Shares transferred to your own name and complete the Authorization Form referred to in Question 3.

7.       WHAT IF A SHAREHOLDER WISHES TO RECEIVE CASH ON ONLY SOME OF HIS
         SHARES?

         If you wish to receive dividends and distributions in cash on some of your Shares, and have the remaining dividends and distributions reinvested, you must write to the Plan Agent and give notice to that effect. As a partial Participant, you will receive your dividends and distributions in Shares only with respect to the number of Shares that you have specified and with respect to the Shares credited to your account on the books of the Plan Agent. With respect to any other Shares registered in your name, the corresponding dividends and distributions will be paid in cash.

         The number of Shares reinvested may be changed at any time simply by writing to the Plan Agent.

8.       HOW ARE OPTIONAL CASH PAYMENTS MADE AND INVESTED?

         Optional cash payments are invested on the fifth business day of each month. Optional cash payments should be sent so that they are received by the Plan Agent at least five business days before a purchase date. Any optional cash payments received after a purchase date will be held by the Plan Agent and applied to the next purchase date, unless otherwise noted, in writing, to the Plan Agent by the Participant. Participants do not receive any interest on the amounts held by the Plan Agent pending investment. A Participant may not send less than $50 per payment or more than $10,000 per calendar month. If a Participant does so, the Plan Agent will refund the entire amount to such Participant.

         The price used to determine the number of Shares to be purchased with any optional cash payment will be ninety-eight percent (98%) of the average of the closing sales prices reported for the Shares on the national securities exchange on which the Shares are traded as reported in The

         Wall Street Journal for the five days on which trading of Shares takes place immediately prior to the purchase date.

9.       HOW DOES THE PLAN WORK?

         When the Board of Trust Managers of the Company declares a dividend or distribution, all non-participants will receive the dividend or distribution in cash. Participants will have credited to their Plan Accounts the number of full and fractional Shares (computed to three decimal places) that could be obtained, at the price determined in accordance with the answer to Question 10, with the cash, net of any applicable withholding taxes, that would have been paid to them if they were not Participants.

10.      WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

         Shares may be purchased from the Company or may be purchased, in the discretion of the Company, in the open market by the Plan Agent. The price used to determine the number of Shares to be received by a Participant will be ninety-eight percent (98%) of the average of the closing sales prices reported for the Shares on the national securities exchange on which the Shares are traded as reported in The Wall Street Journal for the five days on which trading of Shares takes place immediately prior to the purchase date. For Shares purchased in the open market, the price per share will be the average price of the Shares so purchased.

 11. WHAT ACCOUNTS ARE MAINTAINED FOR PARTICIPANTS AND WHAT REPORTS ON THESE ACCOUNTS DO PARTICIPANTS RECEIVE?

         The Plan Agent will maintain a separate account (the "Plan Account") for each Participant. All Shares issued to a Participant under the Plan will be credited to the Participant's Plan Account. The Plan Agent will mail to each Participant a statement confirming the issuance of Shares within 15 days after the allocation of Shares is made. The statement will show the amount of the dividend or distribution or cash payment made, the price at which Shares were credited, the number of full and fractional Shares credited, the number of Shares previously credited and the cumulative total of Shares credited. In addition, each Participant will receive copies of the Company's annual reports to shareholders, proxy statements and dividend income information for tax purposes. The Company may elect to send, and upon written request will send, quarterly reports to Participants. The proxy card received by each Participant will represent all Shares held of record, including Shares held in the Plan Account.

12.      WILL CERTIFICATES BE ISSUED FOR SHARES ISSUED UNDER THE PLAN?

         No. Certificates for Shares issued under the Plan will not be furnished to you until your Plan Account is terminated or unless you request certificates in writing for a specified number of Shares credited to your Plan Account. All written requests for certificates should be directed to the

         Plan Agent, allowing two weeks for processing. The issuance of certificates for Shares credited to the Plan Account will not terminate your participation in the Plan. No certificate for a fractional Share will be issued. If you terminate your participation in the Plan (see Question 16), the Plan Agent will sell for your account any fractional Share and send you a check for the proceeds.

13.      IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

         Plan Accounts are maintained in the name in which Share certificates of the Participant were registered at the time the Participant entered the Plan. Certificates for whole Shares issued at the request of a Participant will be similarly registered.

14.      WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A
         STOCK SPLIT?

         Any stock dividends or split Shares distributed by the Company on Shares held by the Plan Agent for the Participant will be credited to the Participant's Plan Account.

15.      MAY PARTICIPANTS WITHDRAW ALL OR A PORTION OF THEIR SHARES FROM THE
         PLAN?

         Yes. The Plan is entirely voluntary and a Participant may withdraw at any time by completing the account correspondence stub attached to the quarterly statement, or by forwarding a written request to the Plan Agent for a full or partial withdrawal. Withdrawing Participants may request either that their Shares be sold and the cash proceeds forwarded to them or request that certificates be issued to them.

16.      WHAT HAPPENS IF A PARTICIPANT WISHES TO TERMINATE PARTICIPATION?

         You may terminate participation in the Plan at any time by notifying the Plan Agent in writing. Written notice may also be provided by completing the reverse side of the account correspondence stub attached to the quarterly statement and returning it to the Plan Agent. Within twenty days, and according to your instructions, the Plan Agent will either (a) issue certificates for the whole Shares credited to your Plan Account and a check representing the value of any fractional Shares or (b) sell the Shares in the market. The proceeds of the sale, less any brokerage commissions that may be incurred, will be remitted to the shareholder at the address of record at the time of liquidation. The address of record may not be changed per telephone instruction, but rather must be changed by writing to the Plan Agent. Notification for termination must be received prior to the record date of any impending distribution in order for it to take effect for that distribution.

         If a Participant sells or transfers all of the Shares registered in his name on the books of the Plan Agent, participation in the Plan will continue with respect to any Shares credited to the Participant's Plan Account unless and until termination is requested in writing.

 17. MAY A SHAREHOLDER ELECT TO RE-ENROLL ONCE HE HAS TERMINATED PARTICIPATION IN THE PLAN?

         Yes. If a shareholder has terminated participation in the Plan, and later wishes to participate in the Plan, the shareholder may re-enroll at any time by completing the Authorization Form referred to in Question 3. The Authorization Form requesting enrollment must be received by the Plan Agent prior to the dividend declaration date in order for it to take effect as of the next dividend or distribution.

18. HOW WILL SHARES IN A PARTICIPANT'S SHARE ACCOUNT BE VOTED AT A MEETING OF SHAREHOLDERS?

         All of a Participant's Shares, both certificated and noncertificated, may be voted by the Participant. For any meeting of shareholders, the Participant will be sent proxy material for that meeting covering all of the Shares that the Participant owns on the record date for the meeting. The Participant may vote all of Participant's Shares in person or by proxy.

19.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN?

         Under the current provisions of the Code the purchase of Shares under the Plan will generally result in the following federal income tax consequences:

         (a) A dividend on the Shares will be treated for federal income tax purposes as a dividend distribution received by the Participant notwithstanding that it is used to purchase additional Shares pursuant to the Plan. The full amount of cash dividends reinvested under the Plan plus the 2% purchase discount, if any, represent dividend distributions to Participants. In addition, the amount of any brokerage commissions, mark-ups and other fees or expenses incurred by the Company on behalf of a Participant in connection with such purchases on the open market will also constitute a dividend distribution to such Participant for federal income tax purposes. As in the case of cash dividend distributions, the full amount will be taxable income to the extent of the Company's current and accumulated earnings and profits, and the excess will be a return of capital which reduces the basis of the Participant's Shares or results in gain to the extent it exceeds such basis.

         (b) Dividends paid to corporate shareholders, including amounts taxable as dividends to corporate Participants under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

         (c) A Participant's tax basis in additional Shares acquired under the Plan will be equal to the full amount treated as a dividend distribution for federal income tax purposes. The Participant's holding period for such Shares will commence on the day after the investment date.

         (d) A Participant will not realize any taxable income upon the receipt of a certificate for full Shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional Share interest is liquidated or when the Participant sells or exchanges Shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional Share interest or such Shares and the tax basis therefor.

         In the case of Participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

         The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisors regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

20. WHAT PROVISION IS MADE FOR FOREIGN PARTICIPANTS SUBJECT TO INCOME TAX WITHHOLDING OR OTHER PARTICIPANTS SUBJECT TO BACK-UP WITHHOLDING?

         In the case of both foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding and other Participants who elect to have the dividends reinvested and who are subject to "backup" withholding under
         Section 3406(a)(1) of the Code, the Plan Agent will invest in Shares an amount equal to the dividends of such Participants less the amount of tax required to be withheld. The quarterly statements confirming purchases made to such Participants will indicate the net payment reinvested.

         Under Section 3406(a)(1) of the Code, the Company is currently required to withhold for United States income tax purposes 31% of all dividend payments to a shareholder if (i) such shareholder has failed to furnish to the Company his taxpayer identification number ("TIN"), which for an individual is his social security number, (ii) the Internal Revenue Service (the "Service") has notified the Company that the TIN furnished by the shareholder is incorrect, (iii) the Service notifies the Company that back-up withholding should be commenced because the shareholder has failed to properly report dividends or
         (iv) the shareholder has failed to certify, under penalties of perjury, that he is not subject to back-up withholding. Shareholders have previously been requested by the Company or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

         Optional cash payments received from foreign participants must be in United States dollars and will be invested in the same way as payments from other Participants.

21.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN

         BY AN IRA, KEOGH PLAN, 401(K) PLAN, SIMPLIFIED PENSION ACCOUNT OR ANY CORPORATE EMPLOYER-SPONSORED RETIREMENT PLAN?

         The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Since the law and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, those considering such participation should consult with their own retirement plan trustees, custodians or tax advisors for specific information.

22.      WHAT IS THE RESPONSIBILITY OF THE COMPANY UNDER THE PLAN?

         Neither the Company nor the Plan Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate participation in the Plan upon a Participant's death. In addition, neither the Trust Managers of the Company nor any officer, employee, representative or agent of the Company, shall be personally liable for the satisfaction of the Company's obligations under the Plan and a Participant shall look solely to the assets of the Company for satisfaction of any claims thereunder.

         Participants should recognize that neither the Company nor the Plan Agent can provide any assurance of a profit or protection against loss on any Shares purchased under the Plan.

 23.     MAY THE PLAN BE CHANGED OR DISCONTINUED?

         While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan and in particular reserves the right to refuse optional cash payments from any shareholder who, in the sole discretion of the Company, is attempting to circumvent the intent of the Plan by making excessive optional cash payments through multiple shareholder accounts. Participants will be notified of any suspension, termination or modification. The Company may also suspend, terminate or refuse participation in the Plan to any investor in the Company if, participation or any increase in the number of Shares held by such investor, would, in the opinion of the Board of Trust Managers, jeopardize the status of the Company as a REIT.

                                USE OF PROCEEDS


         The net proceeds from the sale of the Shares purchased from the Company from time to time will be used for general corporate purposes, which include lending such proceeds to small businesses in accordance with the Company's underwriting criteria. Pending such uses, net proceeds may be invested temporarily in (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) repurchase agreements fully collateralized by U.S. Government securities, (iii) shares of money market mutual funds, or (iv) commercial paper given the highest investment grade rating by a national rating agency. All U.S. Government securities and repurchase agreements purchased will have maturities of one year or less, and the Company will maintain a portfolio duration with respect to its temporary investments of one year or less. The Code limits the extent to which a REIT may hold certain types of temporary investments. Under Internal Revenue Service rulings, however, those limitations do not apply to temporary investments such as mortgage pass-through certificates and interests in mortgage pools guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Company intends to make temporary investments in a manner consistent with its status as a REIT.

         The purpose of the Plan is to provide owners of the Shares with a simple and convenient method of reinvesting cash distributions in additional Shares and/or making optional cash payments for additional Shares, without payment of any brokerage commission, service charge or other expense. Shares for the Plan may be purchased, in the discretion of the Company, either directly from the Company and/or in the open market. Shares purchased from the Company will be treasury shares and/or previously unissued shares and will provide the Company with funds for general corporate purposes.

                                 LEGAL MATTERS

         The legality of the securities offered hereby and certain tax matters will be passed upon for the Company by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                    EXPERTS

         The Company's consolidated balance sheets as of December 31, 1996 and 1995, and the related consolidated statements of income, beneficiaries' equity and cash flows for each of the three years in the period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Prospectus and Registration Statement have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

                 INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS

         The Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The Company is required by Section
9.1 of the Texas REIT Act to indemnify a trust manager or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a trust manager or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, trust managers and officers are not entitled to indemnification if (i) the trust manager or officer is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received and (ii) the trust manager or officer was found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any provision of the Declaration of Trust, bylaws, agreements or otherwise. In addition, the Company has, pursuant to Section 15(D) of the Texas REIT Act, provided in its Declaration of Trust that, to the fullest extent permitted by applicable law, a trust manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his duty under the Texas REIT Act, except for his own willful misfeasance, malfeasance or negligence.

         The Company's Declaration of Trust and Bylaws provide for indemnification by the Company of its trust managers and officers to the fullest extent permitted by the Texas REIT Act. In addition, the Company's Bylaws provide that the Company may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer provided that (i) the trust managers have consented to the advancement of expenses (which consent shall not unreasonably be withheld) and (ii) the Company shall have received (a) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under the Texas REIT Act and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met or it is ultimately determined that indemnification of the trust manager or officer against expenses incurred by him in connection with that proceeding is prohibited by Section 9.1(E) of the Texas REIT Act.

         In addition, the investment management agreement between the Company and the Investment Manager provides that the Investment Manager shall be deemed an agent of the Company and the Investment Manager and its directors, officers and employees shall be indemnified by the Company to the same extent as the trust managers and officers of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trust managers, officers or persons controlling pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

==========================================================              ========================================
        No dealer, salesperson or other individual has
   been authorized to give any information or make any
   representations not contained in this Prospectus in                              800,000 SHARES
   connection with the offering covered by this
   Prospectus.   If given or made, such information or
   representation must not be relied upon as having been
   authorized by the Company.  This Prospectus does not                             PMC COMMERCIAL
   constitute an offer to sell, or a solicitation to buy,
   the Common Shares in any jurisdiction where, or to any                               TRUST
   person to whom, it is unlawful to make such offer or
   solicitation.   Neither the delivery of this Prospectus
   nor any sale made hereunder shall, under any                                    Common Shares of
   circumstances, create an implication that there has                            Beneficial Interest
   not been any change in the facts set forth in this                      Offered by PMC Commercial Trust
   Prospectus or in the affairs of the Company since the                         to its Shareholders
   date hereof.                                                             Solely in Connection with its
                                                                                 Dividend Reinvestment
                                                                                and Share Purchase Plan

                  -------------------------

                                                                                 ----------------------

                      TABLE OF CONTENTS                                                 PROSPECTUS

                                                                                 ----------------------
   AVAILABLE INFORMATION . . . . . . . . . . . . . . . .  2

   INCORPORATION OF CERTAIN DOCUMENTS BY
            REFERENCE  . . . . . . . . . . . . . . . . .  2

   THE COMPANY . . . . . . . . . . . . . . . . . . . . .  4

   DESCRIPTION OF THE PLAN . . . . . . . . . . . . . . .  8

   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . 15

   LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . 15

   EXPERTS . . . . . . . . . . . . . . . . . . . . . . . 15

   INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS  . . . 16
                                                                                     April 8, 1997
===========================================================             ========================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
       SEC registration fee . . . . . . . . . . . . . . . . . . . .   $  4,182
       Accounting fees and expenses . . . . . . . . . . . . . . . .      1,000
       Legal fees and expenses  . . . . . . . . . . . . . . . . . .      2,000
       Blue Sky fees and expenses . . . . . . . . . . . . . . . . .      2,000
                                                                      --------
              Total . . . . . . . . . . . . . . . . . . . . . . . .   $  9,182
                                                                      ========

All of the above items except the registration fees are estimates.
---------------

ITEM 15.  INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS.

         The Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The Company is required by Section
9.1 to indemnify a trust manager or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a trust manager or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, trust managers and officers are not entitled to indemnification if (i) the trust manager or officer is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received and (ii) the trust manager or officer was found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any provision of the Declaration of Trust, bylaws, agreements or otherwise. In addition, the Company has, pursuant to Section 15(D) of the Texas REIT Act, provided in its Declaration of Trust that, to the fullest extent permitted by applicable law, a trust manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his duty under the Texas REIT Act, except for his own willful misfeasance, malfeasance or negligence.

         The Company's Declaration of Trust and Bylaws provide for indemnification by the Company of its trust managers and officers to the fullest extent permitted by the Texas REIT Act. In addition, the Company's Bylaws provide that the Company may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer provided that (i) the trust managers have consented to the advancement of expenses (which consent shall not unreasonably be withheld) and (ii) the Company shall have received

(a) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under the Texas REIT Act and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met or it is ultimately determined that indemnification of the trust manager or officer against expenses incurred by him in connection with that proceeding is prohibited by Section 9.1(E) of the Texas REIT Act.

         In addition, the Investment Management Agreement provides that the Investment Manager shall be deemed an agent of the Company and the Investment Manager and its directors, officers and employees shall be indemnified by the Company to the same extent as the trust managers and officers of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trust managers, officers or persons controlling pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16.  EXHIBITS.

Exhibit
Number                                       Description
------                                       -----------
 4.1          Declaration of Trust. (Incorporated by reference to Exhibit 3.1 to the
              Registrant's Registration Statement on Form S-11 (Registration No. 33-65010).)

 4.2          Amendment No.1 to Declaration of Trust. (Incorporated by reference to Exhibit
              3.1(a) to the Registrant's Registration Statement on Form S-11 (Registration No.
              33-65010).)

 4.3          Bylaws of the Registrant.  (Incorporated by reference to Exhibit 3.2 to the
              Registrant's Registration Statement on Form S-11 (Registration No. 33-65010).)

 4.4          Specimen certificate for common shares of beneficial interest.  (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-11
              (Registration No. 33-65010).)

 5.1          Opinion of Winstead Sechrest & Minick P.C. as to legality of securities.

23.1          Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

23.2          Consent of Coopers & Lybrand L.L.P.

24.1          Power of Attorney (included on the signature page).

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on April 7, 1997.

                                        PMC COMMERCIAL TRUST



                                        By: /s/ Lance B. Rosemore
                                            -----------------------------------
                                            Lance B. Rosemore, President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lance B. Rosemore or Andrew S. Rosemore or either of them, his or her attorney-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                      Title                     Date
        ----                      -----                     ----
/s/ Lance B. Rosemore        President, Chief            April 7, 1997
-------------------------    Executive, Officer
    Lance B. Rosemore        Secretary and Trust
                             Manager (principal
                             executive officer)

           Name                           Title                     Date
           ----                           -----                     ----
/s/ Dr. Andrew S. Rosemore       Chairman of the Board,         April 7, 1997
----------------------------              Chief
    Dr. Andrew S. Rosemore          Operating Officer
                                    and Trust Manager



    /s/ Barry N. Berlin          Chief Financial Officer        April 7, 1997
----------------------------      (principal financial
        Barry N. Berlin          and accounting officer)



    /s/ Nathan G. Cohen               Trust Manager             April 7, 1997
----------------------------
        Nathan G. Cohen



/s/ Dr. Martha R. Greenberg           Trust Manager             April 7, 1997
----------------------------
    Dr. Martha R. Greenberg




   /s/ Roy H. Greenberg               Trust Manager             April 7, 1997
----------------------------
       Roy H. Greenberg




    /s/ Barry A. Imber                Trust Manager             April 7, 1997
----------------------------
        Barry A. Imber


      /s/ Irving Munn                 Trust Manager             April 7, 1997
----------------------------
          Irving Munn



    /s/ Dr. Ira Silver                Trust Manager             April 7, 1997
----------------------------
        Dr. Ira Silver

                                 EXHIBIT INDEX

                                                                                             Sequentially
Exhibit                                                                                        Numbered
Number                                        Description                                        Page
------                                        -----------                                    ------------
 4.1          Declaration of Trust. (Incorporated by reference to Exhibit 3.1 to the
              Registrant's Registration Statement on Form S-11 (Registration No.
              33-65010).)

 4.2          Amendment No. 1 to Declaration of Trust.  (Incorporated by reference to
              Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-11
              (Registration No. 33-65010).)

 4.3          Bylaws of the Registrant.  (Incorporated by reference to Exhibit 3.2 of the Registrants Registration Statement on Form S-11 (Registration No.
              33-65010).)

 4.4          Specimen certificate for common shares of beneficial interest.
              (Incorporated by reference to Exhibit 4 to the Registrant's
              Registration Statement on Form S-11 (Registration No. 33-65010).)

 5.1 Opinion of Winstead Sechrest & Minick P.C. as to legality of securities.

23.1          Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

23.3          Consent of Coopers & Lybrand L.L.P.

24.1          Power of Attorney (including on signature page)